SECURITY AGREEMENT
                               (Chattel Mortgage)


         THIS AGREEMENT, made the 11th day of December 1996 under the laws of the state of New York BETWEEN OAK TREE MEDICAL MANAGEMENT, INC. herein called the Debtor whose business address is 2 Gannett Drive, White Plains, N.Y. 10604 and whose residence address is [ ] and MAPLE HEALTH INC., SOUTHERN PROFESSIONAL ASSOCIATES INC. and NORTHERN PROFESSIONAL ASSOCIATES INC., herein called the Secured Parties, whose address is 40 Maple Avenue, Rockville Centre, New York 11570.

                              W I T N E S S E T H:

         To secure the payment of an indebtedness in the amount of $300,000.00 with interest, payable as follows

         Equal monthly payments of $14,735.81 commencing January 15, 1997 and monthly thereafter for a total of twenty-three (23) monthly payments with the final payment due and owing on December 15, 1998. Interest, which is included in the monthly payment, has been calculated at 12 1/2% per annum.

as evidenced by a note or notes of even date herewith, and also to secure any other indebtedness or liability of the Debtor to the Secured Party direct or indirect, absolute or contingent, due or to become due, not existing or hereafter arising, including all future advances or loans which may be made at the option of the Secured Party, (all hereinafter called the "obligations") Debtor hereby grants and conveys to the Secured Party a security interest in, and mortgages to the Secured Party,

         (a) the property described in the schedule herein (hereinafter called the collateral), which collateral the Debtor represents will be used primarily

               |_|         for personal, family or household purposes

               |_|         in farming operations

               |X|         in business or other use

         (b) all property, goods and chattels of the same classes as those scheduled, acquired by the Debtor subsequent to the execution of this agreement and prior to its termination

         (c) all proceeds thereof, if any,

         (d) all   increases,   substitutions,   replacements,   additions  and
accessions thereto.

1.   DEBTOR WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

PAYMENT 1a To pay and perform all of the obligations secured by this agreement according to their terms.

DEFEND 1b To defend the title to the collateral against all persons and TITLE against all claims and demands whatsoever, which collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments except as may be set forth in the schedule.

ASSURANCE 1c On demand of the secured party to do the following; furnish further OF TITLE assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the collateral and pay all costs of filing in connection therewith.

POSSESSION 1d To retain possession of the collateral during the existence of this agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same without the written consent of the Secured Party.

LOCATION 1e To keep the collateral at the location specified in the schedule and not to remove same (except in the usual course of business for temporary periods) without the prior written consent of the Secured Party.

LIENS 1f To keep the collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

TAXES 1g To pay, when due, all taxes, assessments and license fees relating to the collateral.

REPAIRS 1h To keep the collateral, at Debtor's own cost and expense, in good repair and condition and not to misuse, abuse, waste or allow to deteriorate except for normal wear and tear and to make same available for inspection by the Secured Party at all reasonable times.

INSURANCE   1i To keep the  collateral insured against  loss by fire  (including extended coverage), theft and other hazards as the Secured Party may require and to obtain collision insurance if applicable. Policies shall be in such form and amounts and with such companies as the Secured Party may designate. Policies shall be obtained from responsible insurers authorized to do business in this state. Certificates of insurance or policies, payable to the respective parties as their interest may appear, shall be deposited with the Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of the Debtor to do so. Debtor shall give immediate written notice to the Secured Party and to insurers of loss or damage to the collateral and shall promptly file proofs of loss with insurers. Debtor hereby appoints the Secured Party the attorney for the Debtor in obtaining, adjusting and cancelling any such insurance and endorsing settlement drafts and hereby assigns to the Secured Party all sums which may become payable under such insurance, including return premiums and dividends, as additional security for the indebtedness.

LOAN -- 1j If this agreement is security for a loan to be used to pay a part or USE OF all of the purchase price of the collateral; to use the proceeds of the PROCEEDS loan to pay the purchase price, filing fees and insurance premiums. The
         Secured Party however, may pay the proceeds directly to the seller of the collateral.


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

CHANGE   1k To immediately  notify the Secured Party in writing of any change in
OF       or  discontinuance  of  Debtor's  place or  places of  business  and/or
ADDRESS  residence.

AFFIXED  1l That if the  collateral has been attached to or is to be attached to
TO       real estate,  a description of the real estate and the name and address
REALTY of the record owner is set forth in the schedule herein; if the said collateral is attached to real estate prior to the perfection of the security interest granted hereby, Debtor will on demand of the Secured Party furnish the latter with a disclaimer or disclaimers, signed by all persons having an interest in the real estate, of any interest in the collateral which is prior to Secured Party's interest.

2.   GENERAL PROVISIONS:

NOTES 2a Notes, if any, executed in connection with this agreement are separate instruments and may be negotiated by Secured Party without releasing Debtor, the collateral, or any guarantor or co-maker. Debtor consents to any extension of time of payment. If there be more than one Debtor, guarantor or co-maker of this agreement or of notes secured hereby, the obligation of all shall be primary, joint and several.

NON- 2b Waiver of or acquiescence in any default by the Debtor, or failure WAIVER of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this security agreement, shall not constitute a waiver of any subsequent or other default or failure.

NOTICES 2c Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address herein set forth or otherwise designated in writing.

LAW 2d The Uniform Commercial Code shall govern the rights, duties and APPLIC- remedies of the parties and any provisions herein declared invalid
ABLE under any law shall not invalidate any other provisions or this agreement.

DEFAULT  2e The following shall constitute a default by Debtor:

non-     Failure to pay the  principal  or any  installment  of  principal or of payment  interest on the indebtedness or any notes when due.

viola-   Failure  by Debtor to comply  with or  perform  any  provision  of this
tion     agreement.

misre-   False or  misleading  representations  or  warranties  made or given by
presen   Debtor in connection with this agreement.
tation

levy Subjection of the collateral to levy of execution or other judicial process.

insol-   Commencement  of any insolvency  proceeding by or against the Debtor or
vency    of any guarantor of or surety for the Debtor's obligations.

death Death of the Debtor or of any Guarantor of or surety for the Debtor's obligations.

impair-   Any reduction in the value of the  collateral or any act of the Debtor
ment of   which imperils the prospect of full performance or satisfaction of the security  Debtor's obligations herein.

REMEDIES 2f Upon any  default of the  Debtor  and at the  option of the  Secured
OF       Party,  the  obligations  secured by this agreement  shall  immediately
DEFAULT become due and payable in full without notice or demand and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the collateral and disposition of the proceeds as are accorded to a Secured Party by the applicable sections of the Uniform Commercial Code respecting "Default", in effect as of the date of this Security Agreement.

attorneys' Upon any default, the Secured Party's reasonable attorneys' fees and fees etc. the legal and other expenses for pursuing, searching for, receiving, taking,keeping, storing, advertising, and selling the collateral shall be chargeable to the Debtor.

defic-   The Debtor shall remain liable for any deficiency resulting from a sale iency of the collateral and shall pay any such deficiency forthwith on demand.

monies If the Debtor shall default in the performance of any of the provisions advanced of this agreement on the Debtor's part to be performed, Secured Party may perform same for the Debtor's account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness secured hereby.

seizure In conjunction with, addition to or substitution for those rights, Secured Party, at his discretion, may: (1) enter upon Debtor's premises peaceable by Secured Party's own means or with legal process and take possession of the collateral, or render it unusable, or dispose of the collateral on the Debtor's premises and the Debtor agrees not to resist assem- or interfere; (2) require Debtor to assemble the collateral and make it bling available to the Secured Party at a place to be designated by the collat- Secured Party, reasonable convenient to both parties (Debtor agrees eral that the Secured Party's address as set forth above is a place reasonably convenient for such assembling); (3) unless the collateral is perishable or threatens to decline speedily in value or is of a type notice customarily sole on a recognized market, Secured Party will give Debtor of sale reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of the Debtor shown above, at least three days before the time of sale or disposition.


         2g Secured Party may assign this agreement and if assigned the assignee shall be entitled, upon notifying the Debtor, to performance of all of Debtor's obligations and agreements hereunder and the assignee shall be entitled to all of the rights and remedies of the Secured Party hereunder. Debtor will assert no claims or defenses Debtor may have against the Secured Party against the assignee.

FINANCING 2h The Secured Party is hereby authorized to file a Financing STATEMENT Statement.

CAPTIONS 2i The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this agreement nor the intent of any provision thereof.

     The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

     The gender and number used in this agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

     This agreement may not be changed orally.


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

     IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

Oak Tree Medical Management Inc.        Maple Health Inc.

By  /s/                                 By  /s/
    ----------------------------           -------------------------------
                                       Southern Professional Associates Inc.

                                        By   /s/
                                           -------------------------------
                                        Northern Professional Associates Inc.

                                        By  /s/
                                           -------------------------------


                                    SCHEDULE

     Describe items of collateral, the address where each item will be located and describe any prior liens, etc., and the amounts due thereon. If items are crops or goods affixed or to be affixed to real estate describe the real estate and state the name and address of the owner of record thereof.

        Items                           Location, etc.

Fitness Equipment                  Physical Therapy Centers located at:
Furniture
Fixtures                           40 Maple Avenue, Rockville Centre, New York
Leasehold Improvements
Leases                             10 Gordon Drive, Syosset, New York
Equipment Leases
                                   235 Mill St., Lawrence, New York

                                   1500 Paerdegat Avenue North,
                                   Brooklyn, New York


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